Exhibit 99.1

Contacts:

Julie Wood	Greg W. Schafer
Vice President, Investor Relations	Chief Financial Officer
510-597-6505	510-597-6684
ONYX PHARMACEUTICALS REPORTS 2008 FIRST QUARTER RESULTS
Nexavar Net Sales increase 149% over First Quarter 2007
EMERYVILLE, CALIF. — May 6, 2008 — Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) today reported its financial results for the first quarter ended March 31, 2008. Onyx reported net income of $15.4 million, or $0.27 per diluted share, for the first quarter of 2008 compared to a net loss of $12.2 million, or $0.26 per diluted share, in the same period in 2007.
Nexavar net sales as reported by Bayer HealthCare Pharmaceuticals, Inc., or Bayer, were $151.9 million for the first quarter ended March 31, 2008, a 149% increase over the $60.9 million reported in the same period in 2007. Onyx with its collaborator, Bayer, is marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the United States, European Union, and other territories internationally.
“We are pleased with Nexavar’s strong performance in the first quarter of 2008, generating worldwide net sales of $151.9 million, which we attribute to the continued successful launch of Nexavar in liver cancer in both the United States and in the rest of the world,” said Tony Coles, M.D., president and chief executive officer of Onyx. “While we continue the global launch of Nexavar in liver cancer, we are focusing commercial efforts on the further development of this new market to support the long-term growth of this important opportunity. At the same time, we are investing in a broad clinical program to realize the potential benefits of Nexavar in numerous other tumor types.”
The net profit for the first quarter ended March 31, 2008, included employee stock-based compensation expense of $5.2 million, or $0.09 per diluted share. The net loss for the quarter ended March 31, 2007, included employee stock-based compensation expense of $3.0 million, or $0.06 per diluted share.
Net Revenue from Unconsolidated Joint Business
In the first quarter of 2008, Onyx reported net revenue from unconsolidated joint business of $37.7 million compared to $3.0 million for the first quarter of 2007. The net revenues from unconsolidated joint business were based on total Nexavar sales of $151.9 million in the first quarter of 2008. The increase in net revenue from unconsolidated joint business over prior year is due to the increase in Nexavar revenue recognized by Bayer offset by the increase in combined commercial and research and development expenses for Nexavar. The calculation of this line item is shown in the table following the Condensed Statement of Operations.

Onyx reports first quarter 2008 financial results
May 6, 2008

Operating Expenses
In the first quarter of 2008, Onyx recorded research and development expenses of $7.4 million, an increase of $1.9 million over the first quarter of 2007. The increase in expenses incurred in the first quarter of 2008 was primarily due to higher costs incurred for the breast cancer program. Research and development expenses included $0.6 million of employee stock-based compensation for the first quarter of 2008 and $0.5 million for the first quarter of 2007.
In the first quarter of 2008, selling, general and administrative expenses were $19.8 million, an increase of $6.7 million over the first quarter of 2007. The increase in selling, general and administrative expenses was primarily due to increases in stock-based compensation, other employee-related expenses and increased marketing expense to support Nexavar. Selling, general and administrative expenses included $4.6 million of employee stock-based compensation in the first quarter of 2008 compared to $2.5 million for the first quarter of 2007.
Cash, Cash Equivalents and Marketable Securities
As of March 31, 2008, the company had cash, cash equivalents, and short and long-term marketable securities of $456.6 million compared to $469.7 million at December 31, 2007. This decrease was primarily due to cash used in operations for the three months ended March 31, 2008.
Conference Call with Management Today
Onyx’s management will host a teleconference and web cast to provide an update on Nexavar and discuss first quarter 2008 financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on May 6, 2008. Interested parties may access a live web cast of the presentation on our website at:
http://www.onyx-pharm.com/wt/page/event_calendar
or by dialing 630-691-2760 and using the passcode 21488196. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 21488196 approximately one hour after the teleconference concludes. The replay will be available through June 6, 2008.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer by changing the way cancer is treated™. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug. Nexavar is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in non-small cell lung cancer, melanoma, breast cancer and other cancers. For more information about Onyx, visit the company’s website at: http://www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding sales trends and commercial activities and the timing, progress and results of clinical development, regulatory filings and actions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those

Onyx reports first quarter 2008 financial results
May 6, 2008

anticipated. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission under the heading “Risk Factors” for a more detailed description of such factors, as well as the company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx reports first quarter 2008 financial results
May 6, 2008

ONYX PHARMACEUTICALS, INC.
SUMMARY FINANCIAL INFORMATION
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended Mar. 31,
	2008	2007
Net revenue from unconsolidated joint business	$37,738	$3,025
Operating expenses:
Research and development (1)	7,438	5,534
Selling, general and administrative (1)	19,844	13,183

Total operating expenses	27,282	18,717

Income (loss) from operations	10,456	(15,692)
Investment income	5,271	3,497

Income (loss) before income taxes	15,727	(12,195)
Provision for income taxes	309	—

Net income (loss)	$15,418	$(12,195)

Net income (loss) per share:
Basic	$0.28	$(0.26)

Diluted	$0.27	$(0.26)

Shares used in computing net income (loss) per share:
Basic	55,388	46,278

Diluted	56,566	46,278

(1) Includes employee stock-based compensation charges of:
Research and development	$580	$525
Selling, general, and administrative	4,636	2,464

	$5,216	$2,989

ONYX PHARMACEUTICALS, INC.
CALCULATION OF NET REVENUE (EXPENSE) FROM UNCONSOLIDATED JOINT BUSINESS
(In thousands, unaudited)

	Three Months Ended Mar. 31,
	2008	2007
Product revenue, net	$151,896	$60,881
Combined cost of goods sold, distributed, selling, general and administrative expenses	62,703	36,450
Combined research and development expenses	37,478	33,290

Combined collaboration profit (loss)	$51,715	$(8,859)

Onyx’s share of collaboration profit (loss)	$25,858	$(4,430)
Reimbursement of Onyx’s direct development and marketing expenses	11,880	7,455

Onyx net revenue from unconsolidated joint business	$37,738	$3,025

Onyx reports first quarter 2008 financial results
May 6, 2008

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS

	(In thousands)
	Mar. 31,	Dec. 31,
	2008	2007
	(unaudited)	(2)
Assets
Cash, cash equivalents and marketable securities	$408,286	$469,650
Other current assets	45,397	11,006

Total current assets	453,683	480,656
Property and equipment, net	2,840	3,146
Long-term investments	48,328	—
Other assets	286	281

Total assets	$505,137	$484,083

Liabilities and stockholders’ equity
Current liabilities	21,888	11,441
Advance from collaboration partner	30,372	39,234
Other long term liabilities	1,260	1,171
Stockholders’ equity	451,617	432,237

Total liabilities and stockholders’ equity	$505,137	$484,083

(2)	Derived from the audited financial statements included in the company’s Annual Report on Form 10-K for the year-ended December 31, 2007.
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